UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2017

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 8, 2017, Hyatt Hotels Corporation (the “Company”) entered into a Purchase and Sale Agreement (the “NJP Purchase and Sale Agreement”) with Tao Invest, LLC, a limited liability company owned by Nicholas J. Pritzker and by trusts for the benefit of Nicholas J. Pritzker and/or his lineal descendants (“NJP Seller”), pursuant to which the Company agreed to purchase 675,978 shares of Class B Common Stock of the Company owned by NJP Seller at a price of $68.6468 per share, which represents the Volume Weighted Average Price for the Class A Common Stock of the Company for the three (3) trading-day period ending November 7, 2017 as reported by Bloomberg. The aggregate purchase price for this repurchase transaction was $46,403,726.57. The closing of such repurchase transaction occurred on November 9, 2017. The shares of Class B Common Stock repurchased represented approximately 0.6% of the Company’s total shares of common stock outstanding prior to the repurchase.

Upon closing of this repurchase, the 675,978 shares of Class B Common Stock automatically converted into 675,978 shares of Class A Common Stock. All 675,978 shares of Class B Common Stock converted in the repurchase will be retired in accordance with the Company’s Certificate of Incorporation, and the number of authorized shares of Class B Common Stock will be reduced by 675,978. All 675,978 shares of Class A Common Stock into which the shares of Class B Common Stock will convert will also be retired, and will resume the status of authorized but unissued shares. After the closing of the repurchase there are 73,402,828 shares of Class B Common Stock outstanding and 47,246,410 shares of Class A Common Stock outstanding. The shares repurchased were repurchased under the Company’s previously announced repurchase program. Following this repurchase, the Company has approximately $255.2 million remaining under its repurchase authorization.

The foregoing description of the NJP Purchase and Sale Agreement is qualified in its entirety by reference to the text of the NJP Purchase and Sale Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On November 9, 2017, the Company entered into a Purchase and Sale Agreement (the “PFF Purchase and Sale Agreement”), with the Pritzker Family Foundation (“PFF Seller”, and together with NJP Seller, “Sellers”), pursuant to which the Company agreed to purchase 600,000 shares of Class B Common Stock of the Company owned by PFF Seller at a price of $69.4146 per share, which represents the Volume Weighted Average Price for the Class A Common Stock of the Company for the three (3) trading-day period ending November 8, 2017 as reported by Bloomberg. The aggregate purchase price for this repurchase transaction was $41,648,760. The closing of such repurchase transaction is expected to occur on November 14, 2017.

The foregoing description of the PFF Purchase and Sale Agreement is qualified in its entirety by reference to the text of the PFF Purchase and Sale Agreement, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

99.1	Purchase and Sale Agreement, dated as of November 8, 2017, between Hyatt Hotels Corporation and Tao Invest, LLC

99.2	Purchase and Sale Agreement, dated as of November 9, 2017, between Hyatt Hotels Corporation and Pritzker Family Foundation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: November 9, 2017	By:	/s/ Patrick J. Grismer
	Name:	Patrick J. Grismer
	Title:	Executive Vice President, Chief Financial Officer